                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of National Mercantile Bancorp on Form S-2 of our report dated March 28, 1996 (which expresses an unqualified opinion and includes an explanatory paragraph relating National Mercantile Bancorp and Subsidiary's ability to continue as a going concern) appearing in and incorporated by reference in the Annual Report on Form 10-K of National Mercantile Bancorp for the year ended December 31, 1995, and to the reference to us under the heading of "Experts" in the Prospectus, which is a part of this Registration Statement.


DELOITTE & TOUCHE LLP

February 7, 1997